SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report                                            December 2, 1997
(Date of earliest event reported)                         (November 17, 1997)



                          OMNIQUIP INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                       0-21461              43-1721419
(State or Other Jurisdiction       (Commission File        (IRS Employer
     of Incorporation)                  Number)            Identification No.)


222 East Main Street                                                   53074
Port Washington, Wisconsin                                           (Zip Code)
(Address of Principal Executive Offices)



Registrant's telephone number, including area code:    (414) 268-8965

     On December 2, 1997, OmniQuip International, Inc. (the "Company") filed a Current Report on Form 8-K (the "Current Report") pertaining to the acquisition of the business and substantially all of the assets of the Snorkel Division ("Snorkel") of Figgie International Inc. on November 17, 1997. At the time of the filing of the Current Report, it was impractical for the Company to provide financial statements for Snorkel or pro forma financial information for the Company relative to the acquisition of Snorkel. Pursuant to the instructions for
Item 7 of the Current Report, the Company hereby amends Item 7 to the Current Report to include the previously omitted information as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements

             (i)Report of   independent   public   accountants.

            (ii)Combined  statements  of  assets,   liabilities  and  divisional
equity of Snorkel at December 31, 1996 and December 31, 1995.

            (iii)Combined statements of revenue and certain expenses of Snorkel for the years ended December 31, 1996, December 31, 1995 and December 31, 1994.

            (iv)Combined statements of changes in divisional equity of Snorkel for the years ended December 31, 1996, December 31, 1995 and December 31, 1994.

            (v) Combined statements of cash flows of Snorkel for the years ended December 31, 1996, December 31, 1995 and December 31, 1994.

            (vi) Notes to combined financial statements.

            (vii)Combined statements of assets, liabilities and divisional equity of Snorkel at September 30, 1997 (unaudited) and December 31, 1996.

            (viii) Combined statements of revenue and certain expenses of Snorkel for the nine months ended September 30, 1997 (unaudited) and the nine months ended September 30, 1996 (unaudited).

            (ix)Combined statements of changes in divisional equity of Snorkel for the nine months ended September 30, 1997 (unaudited).

            (x) Combined statements of cash flows of Snorkel for the nine months ended September 30, 1997 (unaudited) and the nine months ended September 30, 1996 (unaudited).

            (xi) Notes to unaudited combined financial statements.

         (b) Pro Forma Financial Information

             Pro Forma Financial Information of the Company as of and for the fiscal year ended September 30, 1997.

         (c) Exhibits

             (i) Asset Purchase Agreement, dated as of July 19, 1997, by and among Figgie International Inc., Figgie International Real Estate Inc., Figgie Properties Inc., Figgie Licensing Corporation, Figgie Risk Management Co. and SKL Lift, Inc.*

             (ii) Amendment, dated as of November 9, 1997, by and between Figgie International Inc. and SKL Lift, Inc.*

            (iii) Credit Agreement, dated November 17, 1997, by and among
OmniQuip International, Inc., the certain lending institutions party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Arranger, and First Union National Bank, as Administrative Agent and Co-Arranger.*







--------
*Previously filed on December 2, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Figgie International Inc.:

We have audited the accompanying combined statements of assets, liabilities, and divisional equity of the Snorkel division of Figgie International Inc. (as defined in Note 1) (the Division), as of December 31, 1996 and 1995, and the related combined statements of revenue and certain expenses, changes in divisional equity, and cash flows for each of the three years in the period ended December 31, 1996. These statements are the responsibility of the Division's management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of the Division were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K dated December 2, 1997, as amended, of Omniquip International, Inc., in connection with its acquisition of the Division) and, as described in Note 1, are not intended to be a complete presentation of the entity's assets, liabilities, revenues and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the combined assets, liabilities and divisional equity of the Snorkel division of Figgie International Inc. as of December 31, 1996 and 1995, and its combined revenue and certain expenses, cash flows and changes in divisional equity for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                              ARTHUR ANDERSEN LLP


Kansas City, Missouri,
November 20, 1997

                               SNORKEL DIVISION OF

                            FIGGIE INTERNATIONAL INC.
                                    (Note 1)

        COMBINED STATEMENTS OF ASSETS, LIABILITIES, AND DIVISIONAL EQUITY

                           DECEMBER 31, 1996 AND 1995

                                     ASSETS



                                                                                 1996              1995
                                                                           ------------------ ----------------
CURRENT ASSETS:
     Cash                                                                       $  1,014,000    $     348,000
     Accounts receivable, net of allowance for
        doubtful accounts of $160,000 and
        $129,000 for 1996 and 1995, respectively                                  11,954,000       13,379,000
     Inventory-
        Raw materials and WIP                                                     18,434,000       11,371,000
        Finished goods                                                             8,027,000        8,549,000
                                                                           ------------------ ----------------
                                                                                  26,461,000       19,920,000
     Prepaid expenses                                                                136,000          156,000
                                                                           ------------------ ----------------
                  Total current assets                                            39,565,000       33,803,000

PROPERTY AND EQUIPMENT:
     Land and improvements                                                           507,000          497,000
     Building and improvements                                                     6,611,000        6,004,000
     Machinery and equipment                                                      13,201,000       10,026,000
     Furniture and fixtures                                                          229,000          117,000
     Construction-in-process                                                               -           31,000
                                                                           ------------------ ----------------
                                                                                  20,548,000       16,675,000
        Less- Accumulated depreciation                                           (7,097,000)      (5,024,000)
                                                                           ------------------ ----------------
                                                                                  13,451,000       11,651,000
     Goodwill                                                                     14,094,000       14,569,000
     Other assets                                                                     91,000           91,000
                                                                           ------------------ ----------------
                  Total assets                                                  $ 67,201,000     $ 60,114,000
                                                                           ================== ================


                       LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
     Checks outstanding in excess of cash balance                               $          -     $    880,000
     Accounts payable                                                             10,570,000       13,227,000
     Accrued salaries                                                              2,044,000        1,253,000
     Accrued expenses                                                                465,000          784,000
     Accrued taxes other than federal income tax                                   1,436,000          972,000
                                                                          ------------------- ----------------
                  Total current liabilities                                       14,515,000       17,116,000

DIVISIONAL EQUITY                                                                 52,686,000       42,998,000
                                                                           ------------------ ----------------
                  Total liabilities and divisional equity                       $ 67,201,000     $ 60,114,000
                                                                           ================== ================


        The accompanying notes are an integral part of these statements.

                               SNORKEL DIVISION OF

                            FIGGIE INTERNATIONAL INC.
                                    (Note 1)


               COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994



                                                                 1996               1995              1994
                                                            -----------------  -----------------  ---------------
NET SALES                                                     $  158,496,000     $  129,984,000    $  87,046,000

COST OF SALES                                                    123,561,000        106,532,000       75,563,000
                                                            -----------------  -----------------  ---------------
              Gross profit                                        34,935,000         23,452,000       11,483,000


OPERATING EXPENSES:
     Selling                                                       4,277,000          3,376,000        2,563,000
     General and administrative                                    5,843,000          4,952,000        2,436,000
     Research and development                                      2,737,000          2,540,000        2,153,000
                                                            -----------------  -----------------  ---------------
              Operating income                                    22,078,000         12,584,000        4,331,000

INTEREST:
     Income                                                           36,000             18,000           14,000
     Expense                                                         (87,000)           (21,000)         (22,000)

OTHER INCOME (EXPENSE)                                               610,000           (252,000)       9,762,000
                                                            -----------------  -----------------  ---------------

REVENUE IN EXCESS OF EXPENSES                                 $   22,637,000     $   12,329,000    $  14,085,000
                                                            =================  =================  ===============


        The accompanying notes are an integral part of these statements.

                               SNORKEL DIVISION OF

                            FIGGIE INTERNATIONAL INC.
                                    (Note 1)


               COMBINED STATEMENTS OF CHANGES IN DIVISIONAL EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                    1996             1995              1994
                                                               ---------------  ----------------  ----------------
BALANCE, beginning of year                                      $  42,998,000     $  35,096,000     $  35,748,000
     Revenue in excess of expenses                                 22,637,000        12,329,000        14,085,000
     Cumulative translation adjustment                                411,000            69,000           225,000
     Cash transfers to parent, net                                (13,360,000)       (4,496,000)      (14,962,000)
                                                               ---------------  ----------------  ----------------

BALANCE, end of year                                           $   52,686,000     $  42,998,000     $  35,096,000
                                                               ===============  ================  ================


        The accompanying notes are an integral part of these statements.

                               SNORKEL DIVISION OF

                            FIGGIE INTERNATIONAL INC.
                                    (Note 1)


                        COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                     1996             1995             1994
                                                                ---------------- ---------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Revenue in excess of expenses                                $  22,637,000    $  12,329,000    $  14,085,000
     Adjustments to reconcile revenue in excess of
        expenses to cash provided by
        operating activities-
           Depreciation                                               2,073,000        2,667,000          905,000
           Amortization of Goodwill                                     475,000          475,000          475,000
           (Increase) decrease in accounts receivable                 1,425,000      (5,969,000)      (3,149,000)
           (Increase) decrease in inventories, net                  (6,541,000)      (2,519,000)          389,000
           Decrease in other assets                                      20,000           20,000        3,298,000
           Increase (decrease) in liabilities                       (2,190,000)        3,678,000        2,803,000
                                                                ---------------- ---------------- ----------------
              Net cash provided by operating activities              17,899,000       10,681,000       18,806,000
                                                                ---------------- ---------------- ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property, plant and equipment                      (3,873,000)      (6,341,000)      (3,759,000)
                                                                ---------------- ---------------- ----------------
              Net cash used in investing activities                 (3,873,000)      (6,341,000)      (3,759,000)

CASH FLOWS FROM FINANCING ACTIVITIES-
     Cash transfers to Parent, net                                 (13,360,000)      (4,496,000)     (14,962,000)
                                                                ---------------- ---------------- ----------------
              Net cash used in financing activities                (13,360,000)      (4,496,000)     (14,962,000)

NET INCREASE (DECREASE) IN CASH                                         666,000        (156,000)           85,000

CASH, beginning of period                                               348,000          504,000          419,000
                                                                ---------------- ---------------- ----------------

CASH, end of period                                               $   1,014,000   $      348,000    $     504,000
                                                                ================ ================ ================


        The accompanying notes are an integral part of these statements.

                               SNORKEL DIVISION OF
                            FIGGIE INTERNATIONAL INC.
                                    (Note 1)


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996


1.  NATURE AND ORGANIZATION OF BUSINESS:

The Snorkel division (the Division), a division of Figgie International Inc. (the Parent), manufactures self-propelled aerial work platforms, such as telescopic and articulating booms and scissorlifts for use in construction and maintenance activities. Snorkel also fabricates and services booms that are mounted on fire apparatus to deliver large quantities of water from elevated positions. The Division includes the operations of the Parent's subsidiaries in Australia and New Zealand. The Division's foreign operations accounted for approximately $27,435,000, $19,005,000 and $13,054,000 of net sales, $5,388,000,
$3,702,000 and $2,222,000 of operating income, and $13,485,000,  $11,101,000 and
$7,238,000 of total assets in 1996, 1995, and 1994, respectively.

The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K, dated December 2, 1997, as amended, of Omniquip International Inc. in connection with its acquisition of the Division) and are not intended to be a complete presentation of the Division's assets, liabilities, revenues and expenses. These statements reflect the revenues and expenses of the Division, including those direct expenses of the Division that are paid by the Parent and charged directly to the Division. Certain expenses incurred by the Parent have not been allocated to the Division. These expenses include corporate legal, treasury, and tax services. Additionally, the taxable income of the U.S. portion of Division is included in the consolidated U.S. tax return of the Parent. As a result, the Parent has allocated no U.S. income tax expense or related current or deferred tax assets or liabilities to the Division. The U.S. operation of the Division is not an income tax reporting entity nor does it have a tax-sharing agreement with the Parent. Income tax liabilities or benefits attributable to the Division are recorded by the Parent.

The Parent utilizes a centralized cash management system for certain of its operations, including the Division. Cash distributed to or advanced from the Parent has been reflected as a decrease or increase in divisional equity in the accompanying statements. The cash transfers (to) from the Parent, net for 1996, 1995 and 1994 consist entirely of such transactions.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Property and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

          Buildings                              20 to 50 years
          Building improvements                   2 to 20 years
          Machinery and equipment                    3-12 years
          Furniture and fixtures                     5-10 years

Inventories

Manufacturing inventories are stated at the lower of first-in, first-out (FIFO) method or market and include the cost of material, labor and overhead used in the manufacturing process.

Goodwill

Goodwill of $18,329,000 at December 31, 1996 and 1995, represents costs in excess of net assets of purchased businesses, and is amortized over a 40-year life. At December 31, 1996 and 1995, accumulated goodwill amortization was $4,235,000 and $3,760,000, respectively.

Foreign Operations

The statements of assets, liabilities and divisional equity of the Division's foreign entities are translated into U.S. dollars using the exchange rate in effect at year-end. Cumulative foreign currency translation adjustment is included in divisional equity.

The Division's foreign entities file tax returns in their respective countries. The amount of tax expense relating to the Division's foreign operations was $1,234,000, $1,238,000 and $335,000 in 1996, 1995 and 1994, respectively. The accompanying statements do not include a provision for these charges.

Self-Insurance Liabilities

The Division is self-insured for certain levels of general liability (including product liability) and workers' compensation coverage. The Parent has recorded accruals for self-insurance programs based on actuarial calculations prepared by outside actuaries. The Parent has billed the Division $2,128,000, $4,591,000 and $3,235,000 in 1996, 1995 and 1994, respectively, for such costs.

Use of Estimates

The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.  RETIREMENT BENEFITS:

Most employees of the Division are covered under the Parent's noncontributory retirement plans. The plan benefits for salaried employees are based on employees' earnings during their years of participation in the plan. Hourly employees' plan benefits are based on various dollar units multiplied by the number of years of eligible service. The Parent's policy is to fund amounts as necessary on an actuarial basis to comply with the Employee Retirement Income Security Act of 1974. Cost is allocated to each of the Parent's operations based on an actuarial determination.

The Division recorded pension expense of $208,000, $163,000 and $368,000 in 1996, 1995 and 1994, respectively.

4.  LEASE COMMITMENTS:

Rental commitments under noncancelable operating leases as of December 31, 1996, were as follows:

                            Years Ending December 31
                            ------------------------

           1997                                            $ 3,876,000
           1998                                              3,363,000
           1999                                              2,054,000
           2000                                                570,000
           2001 and beyond                                     633,000
                                                        --------------
                                Total minimum payments
                                  required                 $10,496,000
                                                        ==============

Certain leases expiring during 1998 and 1999 contained an option whereby the Division could purchase the equipment for a fixed price. Upon the sale of the Division on November 17, 1997 (Note 7), the equipment underlying these leases was purchased by the acquirer at a cost of $7,640,000.

5.  CONTINGENCIES:

The Division is subject to litigation from time to time in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability as of December 31, 1996, will not have a material adverse effect on the Division's financial position or the results of its operations.

6.  OTHER INCOME:

Other income in 1994 includes income of $9,383,000 from insurance recoveries for the business interruption related to the Missouri river floods in 1993.

7.  SALE OF DIVISION:

On November 17, 1997, the Parent sold the assets of the Division to Omniquip International Inc. for $100,000,000 in cash, plus up to $50,000,000 in additional cash consideration based on the Division's net sales between April 1, 1998, and March 31, 1999.

SNORKEL DIVISION OF FIGGIE INTERNATIONAL INC.
Combined Statements of Assets, Liabilities, and Divisional Equity
September 30, 1997 and December 31, 1996
--------------------------------------------------------------------------------

                                                                            September 30,          December 31,
                                                                                 1997                  1996
                                                                             (unaudited)
Assets
Current assets:
   Cash                                                                      $    1,855,000        $    1,014,000
   Accounts receivable, net of allowance for
    doubtful accounts of $240,000 and $160,000 for
    1997 and 1996, respectively                                                  17,776,000            11,954,000
   Inventory
      Raw materials and WIP                                                      19,792,000            18,434,000
      Finished goods                                                             13,690,000             8,027,000
                                                                           -----------------     -----------------
                                                                                 33,482,000            26,461,000
   Prepaid expenses                                                                 155,000               136,000
                                                                           -----------------     -----------------
        Total current assets                                                     53,268,000            39,565,000

Property and equipment:
   Land and improvements                                                            696,000               507,000
   Building and improvements                                                      7,107,000             6,611,000
   Machinery and equipment                                                       13,580,000            13,201,000
   Furniture and fixtures                                                           650,000               229,000
                                                                           -----------------     -----------------
                                                                                 22,033,000            20,548,000
   Less:  Accumulated depreciation                                              (9,524,000)           (7,097,000)
                                                                           -----------------     -----------------
                                                                                 12,509,000            13,451,000
   Goodwill                                                                      13,738,000            14,094,000
   Other assets                                                                      91,000                91,000
                                                                           -----------------     -----------------
        Total assets                                                          $  79,606,000         $  67,201,000
                                                                           =================     =================
Liabilities and Divisional Equity

Current liabilities:
   Accounts payable                                                           $  14,842,000         $  10,570,000
   Accrued salaries                                                               1,868,000             2,044,000
   Accrued expenses                                                                 601,000               465,000
   Accrued taxes other than Federal income tax                                    1,393,000             1,436,000
                                                                           -----------------     -----------------
        Total current liabilities                                                18,704,000            14,515,000

Contingencies (Note 2)

Divisional equity:                                                               60,902,000            52,686,000
                                                                           -----------------     -----------------
        Total liabilities and divisional equity                               $  79,606,000         $  67,201,000
                                                                           =================     =================

        The accompanying notes are an integral part of these statements.

SNORKEL DIVISION OF FIGGIE INTERNATIONAL INC.
Combined Statements of Revenue and Certain Expenses
(Unaudited)
--------------------------------------------------------------------------------

                                                                             For the nine      For the nine
                                                                             months ended      months ended
                                                                              September         September
                                                                                 30,                30,
                                                                                 1997               1996

Net sales                                                                     $ 122,731,000       $ 124,095,000

Cost of sales                                                                    99,503,000          96,488,000
                                                                           -----------------  ------------------

Gross profit                                                                     23,228,000          27,607,000

Selling, general and administrative
 expenses                                                                        10,741,000           9,557,000
                                                                           -----------------  ------------------

Operating income                                                                 12,487,000          18,050,000
                                                                           -----------------  ------------------

Other income                                                                        164,000             360,000
                                                                           -----------------  ------------------

Revenue in excess of expenses                                                 $  12,651,000       $  18,410,000
                                                                           =================  ==================


        The accompanying notes are an integral part of these statements.

SNORKEL DIVISION OF FIGGIE INTERNATIONAL INC.
Combined Statement of Changes in Divisional Equity
For the Nine Months Ended September 30, 1997
--------------------------------------------------------------------------------


Balance, December 31, 1996                                               $  52,686,000

   Revenue in excess of expenses (unaudited)                                12,651,000

   Cumulative translation adjustment (unaudited)                             (913,000)

   Cash transfers to parent, net (unaudited)                               (3,522,000)
                                                                      -----------------
Balance, September 30, 1997 (unaudited)                                  $  60,902,000
                                                                      =================



        The accompanying notes are an integral part of these statements.

SNORKEL DIVISION OF FIGGIE INTERNATIONAL INC.
Combined Statements of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------




                                                                        Nine months       Nine months
                                                                           ended             ended
                                                                         September         September
                                                                             30,               30,
                                                                            1997              1996


Cash flows from operating activities:
   Revenue in excess of expenses                                         $  12,651,000      $  18,410,000
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                           2,422,000          1,849,000
      Amortization of goodwill                                                 356,000            356,000
      (Increase) decrease in accounts receivable                           (5,822,000)        (3,621,000)
      (Increase) decrease in inventories, net                              (7,021,000)        (2,447,000)
      Decrease in prepaid expenses                                            (19,000)             34,000
      Increase (decrease) in liabilities                                     3,276,000          (806,000)
                                                                      -----------------  -----------------

        Net cash provided by operating activities                            5,843,000         13,775,000
                                                                      -----------------  -----------------

Cash flows from investing activities:
   Capital expenditures                                                    (1,480,000)        (3,446,000)
                                                                      -----------------  -----------------

        Net cash used in investing activities                              (1,480,000)        (3,446,000)
                                                                      -----------------  -----------------

Cash flows from financing activities:
   Cash transfers to parent, net                                           (3,522,000)       (10,093,000)
                                                                      -----------------  -----------------

        Net cash used in financing activities                              (3,522,000)       (10,093,000)
                                                                      -----------------  -----------------

Net increase in cash                                                           841,000            236,000

Cash, beginning of period                                                    1,014,000            348,000
                                                                      -----------------  -----------------

Cash, end of period                                                     $    1,855,000    $       584,000
                                                                      =================  =================

        The accompanying notes are an integral part of these statements.

SNORKEL DIVISION OF FIGGIE INTERNATIONAL INC.
Notes to Combined Financial Statements
September 30, 1997
(Unaudited)
--------------------------------------------------------------------------------

1.      Unaudited combined financial statements

        The accompanying unaudited combined financial statements of the Snorkel Division (the Company or Snorkel) of Figgie International Inc. (Figgie) have been prepared in accordance with the instructions for Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, such information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods presented. Operating results for any quarter are not necessarily indicative of the results for any other quarter or for the full year. These statements should be read in conjunction with the audited combined financial statements and notes relating thereto of the Company for the year ended December 31, 1996 included elsewhere in this Form 8-K/A of OmniQuip International, Inc.

        These statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K, as amended, of OmniQuip International, Inc. in connection with its acquisition of Snorkel) and are not intended to be a complete presentation of the Company's assets, liabilities, revenues and expenses. The statements reflect the revenues and expenses of the Company, including those direct expenses of the Company that are paid by Figgie and charged directly to the Company. Certain expenses incurred by Figgie have not been allocated to the Company. These expenses include corporate, legal, treasury, and tax services. Additionally, the taxable income of the U.S. operation of the Company is included in the consolidated U.S. tax return of Figgie. As a result, Figgie has allocated no U.S. income tax expense or related current or deferred tax assets or liabilities to the Company. The U.S. operation of the Company is not an income tax reporting entity nor does it have a tax-sharing agreement with Figgie. Income tax liabilities or benefits attributable to the Company are recorded by Figgie.

        Figgie utilizes a centralized cash management system for certain of its operations, including the Company. Cash distributed to or advanced from Figgie has been reflected as a decrease or increase in divisional equity in the accompanying statements. The cash transfers (to) from Figgie, net for the nine months ended September 30, 1997 and 1996, consist entirely of such transactions.

2.      Contingencies

        The Company is subject to litigation from time to time in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability as of September 30, 1997, will not have a material adverse effect on the Company's financial position or the results of its operations.

3.      Sale of Snorkel

        On November 17, 1997, Figgie sold certain net assets of the Company to OmniQuip International, Inc. for $100,000,000 in cash, plus up to $50,000,000 in additional cash consideration based on the Company's net sales between April 1, 1998 and March 31, 1999. The accompanying financial statements reflect the Company's pre-acquisition basis of accounting

SNORKEL DIVISION OF FIGGIE INTERNATIONAL INC.
Notes to Combined Financial Statements
September 30, 1997
(Unaudited)
Page 2
--------------------------------------------------------------------------------



        and  do  not  reflect  any  effects  of  the   acquisition  by  OmniQuip
        International, Inc. or the related financing thereof.

                          OmniQuip International, Inc.

                         Pro Forma Financial Information


Basis of presentation

On November 17, 1997, SKL Lift, Inc. ("SKL"), a wholly-owned subsidiary of OmniQuip International, Inc. (the "Company"), acquired the business and substantially all of the assets of the Snorkel Division ("Snorkel") of Figgie International Inc. ("Figgie") pursuant to a definitive agreement entered into on July 19, 1997 and amended on November 9, 1997. Snorkel is a leading manufacturer and marketer of aerial work platforms and aerial fire apparatus with facilities located in Kansas, Missouri, Australia and New Zealand. The assets acquired by SKL by virtue of the acquisition include, among other things, certain real property, machinery and equipment, accounts receivable, inventory and certain intangibles. The Company intends to continue operating Snorkel in the markets it now serves and, accordingly, intends to continue to use its assets in substantially the same manner they were used prior to the acquisition.

The purchase price paid by the Company for Snorkel was $100 million in cash at closing plus the assumption of certain liabilities. The funds were obtained by the Company pursuant to a secured credit facility which replaced the Company's existing credit facility. The Company is also required to pay an additional purchase price of up to $50 million, which will be equal to the amount of the net sales of Snorkel for the twelve-month period commencing on April 1, 1998 and ending on March 31, 1999 (the "Earn-Out Period") in excess of $140 million, such additional amount not to exceed $20 million, plus 70% of the amount of net sales of Snorkel during the Earn-Out Period in excess of $160 million, such additional amount not to exceed $30 million. The acquisition will be accounted for under the purchase method of accounting with the excess of purchase price over the estimated fair value of net assets acquired recorded as goodwill. Any additional purchase price determined as described above is expected to be recorded as additional goodwill when such amounts, if any, are determined.

The accompanying pro forma unaudited consolidated income statement for the year ended September 30, 1997 was prepared to illustrate the estimated effects of (i) the acquisition of Snorkel and the financing thereof and (ii) the Company's March 1997 sale of 3,000,000 shares of common stock to the public (the "March 1997 Offering"), as if such events had occurred as of October 1, 1996. The accompanying pro forma unaudited consolidated balance sheet as of September 30, 1997 was prepared to illustrate the estimated effects of the acquisition of Snorkel and the financing thereof as if such event had occurred on September 30, 1997.

Company management believes that the assumptions used in preparing the unaudited pro forma financial information provide a reasonable basis for presenting all of the significant effects of the acquisition and the March 1997 Offering, that the pro forma adjustments give appropriate effect to these assumptions, and that the pro forma adjustments are properly applied in the unaudited pro forma information.

                Pro Forma Unaudited Consolidated Income Statement
                          Year Ended September 30, 1997
                             (dollars in thousands)


                                     March 1997                          Snorkel            Snorkel        Omniquip/
                      Omniquip        Offering        Omniquip       12 Months ended       Pro Forma        Snorkel
                     As Reported    Adjustments       Pro Forma     September 30, 1997    Adjustments      Pro Forma
                    -------------- --------------- ---------------- ------------------------------------ ---------------

Net sales            $    264,213                      $   264,213        $   157,132                      $    421,345
Cost of sales             192,270                          192,270            126,576                           318,846
                    -------------- --------------- ---------------- ------------------  ---------------- ---------------

Gross profit               71,943                           71,943             30,556                           102,499
S,G&A                      27,717             325(1)        28,042             14,041             1,226(3)       43,309
                    -------------- --------------- ---------------- ------------------  ---------------- ---------------

Operating income           44,226           (325)           43,901             16,515           (1,226)          59,190
Interest expense            6,106         (2,090)(2)         4,016                 13             7,402(4)       11,431
Other                       2,182                            2,182              (376)                             1,806
                    -------------- --------------- ---------------- ------------------  ---------------- ---------------

Income before
  income taxes             35,938           1,765           37,703             16,878           (8,628)          45,953
Provision for
  income taxes             14,556             706(5)        15,262                  -             3,371(5)       18,633
                    -------------- --------------- ---------------- ------------------  ---------------- ---------------

Income before
extraordinary item    $    21,382     $     1,059      $    22,441         $   16,878     $    (11,999)     $    27,320
                    ============== =============== ================ ==================  ================ ===============

Earnings per share
 before extraordinary
 item                 $     1.66                       $      1.57                                          $      1.92

Weighted average
shares outstanding     12,845,000                       14,250,000                                           14,250,000



(1) The increase in selling, general and administrative expenses reflects the Company's estimate of the additional costs associated with being a public company.

(2) Reductions in interest expense reflect the application of net proceeds from the March 1997 Offering to repay $21,000 of subordinated debt and $15,000 of term loans.

(3) Operating expenses for the twelve months ended September 30, 1997 have been adjusted for the amortization of goodwill (over a 40-year period) related to the acquisition of Snorkel.

(4) Interest expense for the twelve months ended September 30, 1997 has been adjusted for the following:

     Interest (interest rate of 7.5%) on acquisition debt of  $100,000   $ 7,415
     Historical  interest  expense  on the  debt not assumed                (13)
                                                                         -------
                                                                         $ 7,402
                                                                         =======

(5) Amounts reflect the estimated income tax effects of pro forma adjustments and the effect of reflecting income tax expense for Snorkel. The expense related to Snorkel had previously been recorded by its parent and not in Snorkel's historical results.

                 PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                             (dollars in thousands)


                                                              Snorkel          Omniquip/
                               Omniquip       Snorkel        Pro Forma          Snorkel
                             As reported    As reported     Adjustments        Pro Forma
                             ------------- --------------- --------------    --------------
Current Assets
     Cash                     $         5     $     1,855     $  (1,855)(1)    $         5
     Receivables                   22,689          17,776                           40,465
     Inventories                   30,956          33,482                           64,438
     Prepaid expenses & other       6,640             705          4,696(2)         12,041
                             ------------- --------------- --------------    --------------

Total current assets               60,290          53,818          2,841           116,949
Property, Plant & Equipment, net   17,130          11,899          7,455(4)         36,484
Goodwill and other assets          66,878          13,889         49,050(3)        129,817
                             ------------- --------------- --------------    --------------

   Total Assets                   144,298          79,606         59,346           283,250
                             ============= =============== ==============    ==============

Current Liabilities
     Current portion of debt        8,625                        (1,125)(5)          7,500
     Accounts payable              20,433          14,842                           35,275
     Accrued expenses              16,915          10,034          3,510(4)         30,459
                             ------------- --------------- --------------    --------------

Total current liabilities          45,973          24,876          2,385            73,234
Long-term debt (100% term debt)    25,524                        111,688(5)        137,212
Deferred income taxes               1,981                                            1,981
Other long-term liabilities           422               3                              425
                             ------------- --------------- --------------    --------------

   Total Liabilities               73,900          24,879        114,073           212,852

Shareholders' Equity               70,398          54,727       (54,727)(6)         70,398
                             ------------- --------------- --------------    --------------

  Total Liabilities & Equity     $144,298         $79,606      $ 59,346          $ 283,250
                             ============= =============== ==============    ==============


(1) Amounts reflect cash which was retained by the seller and was not purchased by Omniquip.

(2)  Amounts reflect deferred tax assets recorded in purchase accounting.

(3) Amount reflects the excess of purchase price over fair market value of the net assets acquired. The goodwill amount will be amortized over a 40-year period.

(4) Property, plant and equipment was increased to reflect the acquisition of previously leased assets. Certain reserves (primarily product liability and warranty) were increased primarily to reflect Omniquip's historical accounting policies.

(5) Debt amounts were adjusted to reflect the debt financing of the Snorkel acquisition and related acquisition costs.

(6) Amount reflects the elimination of the historical, pre-acquisition equity balances of Snorkel.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            OMNIQUIP INTERNATIONAL, INC.




Date:   January 27, 1998                    By:  /s/ Philip G. Franklin
                                                 ----------------------
                                                 Philip G. Franklin
                                                 Vice President - Finance, Chief
                                                 Financial Officer, Treasurer
                                                   and Secretary